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      As Filed With the Securities and Exchange Commission on May 16, 2000

                                                  Registration No.: 33-39826
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
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                         POST EFFECTIVE AMENDMENT NO. 2
                                      TO
                                   FORM S-3
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933

                                CMP GROUP, INC.
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             (Exact name of registrant as specified in its charter)

                                      MAINE
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         (State or other jurisdiction of incorporation or organization)

                                   01-0519429
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                      (I.R.S. Employer Identification No.)

                      83 EDISON DRIVE, AUGUSTA, MAINE 04336
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                    (Address of principal executive offices)

                                 CMP GROUP, INC.
              DIVIDEND REINVESTMENT AND COMMON STOCK PURCHASE PLAN
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                            (Full title of the plans)

                               ANNE M. PARE, ESQ.
                   TREASURER, CORPORATE COUNSEL AND SECRETARY
                                 CMP GROUP, INC.
                                 83 EDISON DRIVE
                              AUGUSTA, MAINE 04336
                                 (207) 623-3521
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            (Name, address, including zip code, and telephone number,
                   including area code of agent for service)

                                    Copy to:

                             J. MICHAEL PARISH, ESQ.
                            THELEN REID & PRIEST LLP
                               40 WEST 57TH STREET
                            NEW YORK, N.Y. 10019-4097

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                                EXPLANATORY NOTE

     CMP Group, Inc. (the "Company") is filing this Post-Effective Amendment No. 2 to the Company's Registration Statement on Form S-3 dated June 12, 1991 (Registration Statement No. 33-39826; the "Registration Statement") to terminate the Company's Dividend Reinvestment and Common Stock Purchase Plan (the "Plan") and to deregister all shares of the Company's Common Stock, par value $5.00 per share (the "Common Stock") that were previously registered under such

Registration Statement that remain unsold. The Company originally filed the Registration Statement in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of 4,000,000 shares of Common Stock issuable under the Plan. The Company also filed a Post-Effective Amendment No. 1 to the Registration Statement on Form
S-3 to expressly adopt the Plan and the Registration Statement following the creation of the Company as a holding company in which the Company assumed the obligations of Central Maine Power Company ("Central Maine") pursuant to the Agreement and Plan of Merger among Central Maine, CMP Merger Co. and the Company, dated August 21, 1998.

     The Company, which had reserved the right to terminate the Plan at any time, has decided to terminate the Plan as of May 15, 2000. On May 1, 2000, the Company provided notice to the participants in the Plan of the termination of the Plan. As of May 15, 2000, 1,073,280 shares of Common Stock, so registered under the Securities Act had not been issued under the Plan. Accordingly, 1,073,280 shares of Common Stock (the "Unissued Common Stock") are being deregistered hereby.

     As of May 15, 2000, no new Plan contributions or other transactions will be made or shares issued pursuant to the Plan. Accordingly, the offering of Common Stock under the Plan has been terminated, and the Registration Statement is hereby amended to deregister hereunder the Unissued Common Stock.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended (the "Securities Act"), the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Augusta, Maine, on the 15th day of May, 2000.

                                            CMP GROUP, INC.


                                            By:   /s/ David T. Flanagan
                                                  ----------------------------
                                                  David T. Flanagan
                                                  President and Director


     Pursuant to the requirements of the Securities Act, this Post-effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

       Signature                    Title                            Date
       ---------                    -----                            ----

/s/ David T. Flanagan
-------------------------    President and Director              May 16, 2000
David T. Flanagan            (Principal Executive
                             Officer)


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


/s/ Arthur W. Adelberg
-------------------------    Executive Vice-President            May 16, 2000
Arthur W. Adelberg           and Chief Financial
                             Officer



                                       III-3